                                                                    EXHIBIT 32.2

                       SECTION 906 PRINCIPAL FINANCIAL AND
                        ACCOUNTING OFFICER CERTIFICATION

                Form of Certification Pursuant to Section 1350 of
                Chapter 63 of Title 18 of the United States Code

     I, Rebecca R. Irish, the Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary of Arcadia Resources, Inc., certify that, to the best of my knowledge, (i) the Annual Report on Form 10-K for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arcadia Resources, Inc.

                             /s/ Rebecca R. Irish
                             -----------------------------------------------
                             Chief Financial Officer
                             (Principal Financial and Accounting Officer)
                             and Secretary

Dated: June 28, 2006

     A signed original of this written statement required by Section 906 has been provided to Arcadia Resources, Inc. The statement will be retained by Arcadia Resources, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.